Press Release
WHITESTONE REIT’S VALUE ADD BUSINESS MODEL
PRODUCES STRONG OPERATING RESULTS

- Funds From Operations Core Increased $1.7 Million, to $0.29 per share -
- Net Income of $1.3 Million Grew 27.6% -
- Revenue Increased 20% to $17.7 Million -
- Property Net Operating Income Grew 20% to $11.3 Million -
- Realized Rent Growth on New and Renewal Leases of 7.5% on a GAAP Basis -
- Leased 220,513 Square Feet Adding $14.8 Million in Lease Value -
- Company Reiterates 2014 Annual Guidance -

Houston, Texas, August 5, 2014 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the second quarter of 2014.

“Whitestone’s year-over-year per share/unit growth in funds from operations core, revenue and net operating income is a result of adding value through accretive property acquisitions, and the execution of our Community Centered PropertyTM business model, primarily focused on community service based tenants,” said James C. Mastandrea, Chairman and Chief Executive Officer of Whitestone. Mastandrea added, “We continue to build economies of scale in our target markets, enhancing our already strong portfolio that is producing solid year over year results. Our pipeline of new acquisitions and leases remains active and additional selective development of our existing properties is ongoing and expected to contribute to our future operating results.”

Financial Results: Second Quarter 2014 Compared to Second Quarter 2013

•	Funds From Operations ("FFO") Core increased 35%, or approximately $1.7 million, to $6.6 million from $4.9 million.

•
FFO Core per diluted common share and Operating Partnership ("OP") unit was $0.29, as compared to $0.28 per diluted common share and OP unit for the same period of 2013. FFO Core excludes non-cash share-based compensation expense related to the expected vesting of restricted share and unit grants of $1.2 million and $0.3 million, or $0.05 and $0.02 per diluted common share and OP unit in the second quarter of 2014 and 2013, respectively. FFO Core also excludes acquisition expenses of $0.2 million and $0.3 million in the second quarter of 2014 and 2013, respectively, and includes rental support payments of $0.1 million in 2014.

•
FFO increased 21% to $5.2 million in the second quarter. FFO per diluted common share and OP unit was $0.22 in the second quarter 2014, as compared to $0.24 per diluted common share and OP unit for the second quarter 2013.

•	Net Income was $1.3 million or $0.06 per diluted common share as compared to $1.0 million, or $0.06 per diluted common share in the prior year.

•	Total revenues increased 20% to $17.7 million compared to $14.8 million.

•	Property net operating income ("NOI") increased by 20% to $11.3 million as compared to $9.4 million.

Leasing Activity

The leasing team signed 102 leases totaling 220,513 square feet in new, expansion, and renewal leases in the second quarter of 2014 as compared to 87 leases totaling 207,609 square feet in the second quarter of 2013. The average lease size in the second quarter of 2014 was 2,162 square feet with the total lease value added increasing 28.7% to $14.8 million from the first quarter of 2014.

The Company’s total occupancy was 86.0% as of the end of the second quarter 2014, up 20 basis points and 40 basis points as compared to the first quarter of 2014 and the prior year, respectively. The physical occupancy of the Operating Portfolio, which excludes new acquisitions and properties that are undergoing significant redevelopment or re-tenanting, was 86.0% as of June 30, 2014, compared to 86.0% and 86.9% in the previous quarter and prior year, respectively.

Subsequent Events

On July 1, 2014, the Company acquired Heritage Trace Plaza, for approximately $20.1 million in cash and net prorations. The 70,431 square foot, Class “A” property was 98% leased at the time of purchase and is located in Fort Worth, Texas. The acquisition is expected to contribute to cash flow beginning with the third quarter of this year. Proceeds from Whitestone's credit facility of $20.0 million were used for the acquisition and Whitestone's remaining borrowing capacity was $17.2 million.

Community Centered PropertiesTM Portfolio Statistics

As of June 30, 2014, Whitestone owned 60 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area, including six development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and as of June 30, 2014, provided a 47% premium rental rate compared to Whitestone's larger space tenants. As of June 30, 2014, the Company serviced 1,232 tenants throughout its portfolio. No single tenant accounted for more than 1.9% of the Company's annualized base rental revenues as of June 30, 2014.

Balance Sheet and Liquidity

As of June 30, 2014, Whitestone had $263.6 million of real estate debt. Real estate debt as a percentage of total market capitalization was 44% as of June 30, 2014 and the Company's ratio of EBITDA to interest expense, excluding amortization of loan fees, was 3.4x in the second quarter of 2014.

Whitestone had 43 properties unencumbered by mortgage debt as of June 30, 2014, with an undepreciated cost basis of $363.2 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $548.5 million and $546.3 million as of June 30, 2014 and December 31, 2013, respectively. As of June 30, 2014, $176.3 million, or approximately 67%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt and on fixed-rate debt as of the end of the second quarter of 2014 was 3.3% and 3.8%, respectively.

At quarter end, Whitestone had $5.0 million of cash available on its balance sheet, and after giving effect to the acquisition of Heritage Trace Plaza described in "Subsequent Events" above, $17.2 million of available capacity under its credit facility.

For the second quarter ended June 30, 2014, under the Company's on-going At-The-Market equity distribution program, the Company sold 377,983 common shares, generating net proceeds of approximately $5.3 million.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2014, paid or to be paid in three equal installments of $0.095 in July, August and September. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Earnings Guidance

Whitestone is reiterating its 2014 guidance:

•	FFO Core in the range of $1.09 to $1.18 per diluted share and OP unit;

•	FFO in the range of $0.88 to $0.97 per diluted share and OP unit; and

•	EPS in the range of $0.22 to $0.30 per diluted share. Guidance for EPS excludes gains on real estate transactions.

Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO and FFO Core are included in the financial tables accompanying this press release.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Wednesday, August 6, 2014 at 11:30 A.M. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-888-713-3596 for domestic participants or 1-913-312-1451 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through August 20, 2014, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 7991053. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the second quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants that comprise approximately 70% of its tenants. Whitestone’s diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,232 tenants comprised less than 1.9% of its annualized base rental revenues as of June 30, 2014. Founded in 1998, the Company is internally managed with a portfolio of 60 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases and financial reports.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company’s ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Contact Whitestone REIT:

Suzy Taylor, Director of Investor Relations
(713) 435-2219 ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$548,515	$546,274
Accumulated depreciation	(70,602)	(66,008)
Total real estate assets	477,913	480,266
Cash and cash equivalents	5,042	6,491
Marketable securities	982	877
Escrows and acquisition deposits	2,419	2,095
Accrued rents and accounts receivable, net of allowance for doubtful accounts	10,316	9,929
Unamortized lease commissions and loan costs	5,910	6,227
Prepaid expenses and other assets	2,543	2,089
Total assets	$505,125	$507,974

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$264,123	$264,277
Accounts payable and accrued expenses	12,405	12,773
Tenants' security deposits	3,807	3,591
Dividends and distributions payable	6,609	6,418
Total liabilities	286,944	287,059
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2014 and December 31, 2013	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 22,683,913 and 21,943,700 issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	23	22
Additional paid-in capital	299,291	291,571
Accumulated deficit	(84,911)	(75,721)
Accumulated other comprehensive loss	(242)	(54)
Total Whitestone REIT shareholders' equity	214,161	215,818
Noncontrolling interest in subsidiary	4,020	5,097
Total equity	218,181	220,915
Total liabilities and equity	$505,125	$507,974

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Property revenues
Rental revenues	$13,839	$11,812	27,812	22,813
Other revenues	3,835	2,983	7,649	5,851
Total property revenues	17,674	14,795	35,461	28,664

Property expenses
Property operation and maintenance	4,142	3,348	7,802	6,413
Real estate taxes	2,251	2,012	4,561	3,810
Total property expenses	6,393	5,360	12,363	10,223

Other expenses (income)
General and administrative	3,582	2,516	6,539	4,960
Depreciation and amortization	3,908	3,260	7,816	6,333
Interest expense	2,449	2,613	4,821	5,062
Interest, dividend and other investment income	(19)	(69)	(40)	(88)
Total other expense	9,920	8,320	19,136	16,267

Income before loss on disposal of assets and income taxes	1,361	1,115	3,962	2,174

Provision for income taxes	(57)	(72)	(141)	(137)
Loss on sale or disposal of assets	(24)	(40)	(109)	(48)

Net income	1,280	1,003	3,712	1,989

Less: Net income attributable to noncontrolling interests	27	33	87	70

Net income attributable to Whitestone REIT	$1,253	$970	$3,625	$1,919

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.06	$0.16	$0.11

Weighted average number of common shares outstanding:
Basic	22,235	16,891	22,030	16,855
Diluted	22,443	17,111	22,192	17,073

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income

Net income	$1,280	$1,003	$3,712	$1,989

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(259)	761	(297)	493
Unrealized gain (loss) on available-for-sale marketable securities	22	(88)	105	215

Comprehensive income	1,043	1,676	3,520	2,697

Less: Comprehensive income attributable to noncontrolling interests	23	57	82	95

Comprehensive income attributable to Whitestone REIT	$1,020	$1,619	$3,438	$2,602

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$3,712	$1,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,816	6,333
Amortization of deferred loan costs	405	554
Amortization of notes payable discount	153	299
Gain on sale of marketable securities	—	(41)
Loss on sale or disposal of assets and properties	109	48
Bad debt expense	1,051	715
Share-based compensation	1,564	667
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(324)	1,619
Accrued rent and accounts receivable	(1,438)	(966)
Unamortized lease commissions	(570)	(517)
Prepaid expenses and other assets	334	246
Accounts payable and accrued expenses	(797)	(2,990)
Tenants' security deposits	216	324
Net cash provided by operating activities	12,231	8,280
Cash flows from investing activities:
Acquisitions of real estate	—	(58,403)
Additions to real estate	(4,990)	(2,476)
Proceeds from sales of marketable securities	—	747
Net cash used in investing activities	(4,990)	(60,132)
Cash flows from financing activities:
Distributions paid to common shareholders	(12,598)	(9,639)
Distributions paid to OP unit holders	(310)	(363)
Proceeds from issuance of common shares, net of offering costs	5,267	—
Payments of exchange offer costs	(6)	(23)
Proceeds from notes payable	—	20,200
Proceeds from revolving credit facility, net	3,000	58,400
Repayments of notes payable	(4,019)	(15,844)
Payments of loan origination costs	—	(1,403)
Repurchase of common shares	(24)	—
Net cash provided by (used in) financing activities	(8,690)	51,328
Net decrease in cash and cash equivalents	(1,449)	(524)
Cash and cash equivalents at beginning of period	6,491	6,544
Cash and cash equivalents at end of period	$5,042	$6,020

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Six Months Ended June 30,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,447	$4,597
Cash paid for taxes	238	237
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$2,560	$185
Financed insurance premiums	$888	$883
Value of shares issued under dividend reinvestment plan	$50	$47
Accrued offering costs	$—	$13
Value of common shares exchanged for OP units	$870	$1,056
Change in fair value of available-for-sale securities	$105	$215
Change in fair value of cash flow hedge	$(297)	$493
Debt assumed with acquisitions of real estate	$—	$11,100
Interest supplement assumed with acquisition of real estate	$—	$932

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$1,253	$970	$3,625	$1,919
Depreciation and amortization of real estate assets	3,871	3,239	7,772	6,289
Loss on disposal of assets	24	40	109	48
Net income attributable to noncontrolling interests	27	33	87	70
FFO	5,175	4,282	11,593	8,326

Non cash share-based compensation expense	1,234	311	1,607	667
Acquisition costs	162	344	308	482
Rent support agreement payments received	76	—	156	—
FFO-Core	$6,647	$4,937	$13,664	$9,475

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$5,175	$4,282	$11,593	$8,326
Distributions paid on unvested restricted common shares	(54)	(11)	(73)	(22)
FFO excluding amounts attributable to unvested restricted common shares	$5,121	$4,271	$11,520	$8,304
FFO-Core excluding amounts attributable to unvested restricted common shares	$6,593	$4,926	$13,591	$9,453

Denominator:
Weighted average number of total common shares - basic	22,235	16,891	22,030	16,855
Weighted average number of total noncontrolling OP units - basic	507	586	531	619
Weighted average number of total commons shares and noncontrolling OP units - basic	22,742	17,477	22,561	17,474

Effect of dilutive securities:
Unvested restricted shares	208	220	162	218
Weighted average number of total common shares and noncontrolling OP units - dilutive	22,950	17,697	22,723	17,692

FFO per common share and OP unit - basic	$0.23	$0.24	$0.51	$0.48
FFO per common share and OP unit - diluted	$0.22	$0.24	$0.51	$0.47

FFO-Core per common share and OP unit - basic	$0.29	$0.28	$0.60	$0.54
FFO-Core per common share and OP unit - diluted	$0.29	$0.28	$0.60	$0.53

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,253	$970	$3,625	$1,919
General and administrative expenses	3,582	2,516	6,539	4,960
Depreciation and amortization	3,908	3,260	7,816	6,333
Interest expense	2,449	2,613	4,821	5,062
Interest, dividend and other investment income	(19)	(69)	(40)	(88)
Provision for income taxes	57	72	141	137
Loss on disposal of assets	24	40	109	48
Net income attributable to noncontrolling interests	27	33	87	70
NOI	$11,281	$9,435	$23,098	$18,441